UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2004

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 19, 2004, Pentair, Inc. issued a press release announcing the signing of a definitive Purchase Agreement to sell its Tools Group to The Black & Decker Corporation for approximately $775 million. A copy of the release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Purchase Agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits – The following exhibits are filed, in the case of Exhibits 99.1 and 99.2, and furnished, in the case of Exhibit 99.3, as part of the information under Item 5, Item 7 and Item 12 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated July 19, 2004 announcing the signing of a definitive agreement to sell its Tools Group to The Black & Decker Corporation for approximately $775 million.

99.2	Purchase Agreement between The Black and Decker Corporation and Pentair, Inc. dated as of July 16, 2004.

99.3	Pentair, Inc. press release dated July 21, 2004 announcing earnings results for the second quarter of 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 21, 2004, Pentair, Inc. issued a press release announcing earnings for the quarter ended July 3, 2004 and conference call in connection therewith. A copy of the release is furnished herewith as Exhibit 99.3 and incorporated herein by reference. This Current Report on Form 8-K and the press release attached hereto are being furnished by Pentair pursuant to Item 12 of Form 8-K.

This press release contains information regarding the non-GAAP financial measures, free cash flow and sales excluding acquisitions and foreign currency translation. Pentair uses free cash flow (cash from operations less capital expenditures) as a measure of cash generation from the business. Pentair believes the free cash flow trend is a useful measure to investors to demonstrate the sustainability of Pentair’s operations and the ability to continue to pay dividends and fund acquisitions. Pentair uses sales excluding sales from acquired companies and favorable foreign currency translation as a measure of Pentair’s organic sales growth. Pentair believes this measure is useful to investors because it more accurately compares the sales generated by Pentair’s ongoing businesses in prior periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 21, 2004.

PENTAIR, INC.
Registrant

By	/s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer
(Chief Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Pentair, Inc. press release dated July 19, 2004 announcing the signing of a definitive agreement to sell its Tools Group to The Black & Decker Corporation for approximately $775 million.

99.2	Purchase Agreement between The Black and Decker Corporation and Pentair, Inc. dated as of July 16, 2004.

99.3	Pentair, Inc. press release dated July 21, 2004 announcing earnings results for the second quarter of 2004.